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                                                                    Exhibit 99.5


                             FIVE YEAR SECURED NOTE

$303,932 (U.S.)                   Dallas, Texas                 October 11, 1999


         FOR VALUE RECEIVED, the undersigned, Francois Gravil - Guy Picard, in trust for the company to be owned and operated by Francois Gravil and Guy Picard ("Maker"), promises to pay to the order of The UniMark Group, Inc., a Texas corporation ("Payee"), whose principal office is located at 124 McMakin Road, Bartonville, Texas 76226, the principal sum of Three Hundred Three Thousand Nine Hundred Thirty-Two Dollars ($303,932), payable as provided herein, plus accrued interest on the outstanding principal balance, at a rate of 8.75% per annum as herein specified.

         The principal plus accrued interest thereon shall be due and payable by the Maker to the Payee over five years in monthly installments of $6,272, beginning on November 15, 1999. All past due interest shall bear interest at the highest rate permitted by applicable law.

         Principal and accrued interest under this Note, or any portion thereof, may be prepaid without penalty. All payments and prepayments shall be applied first to accrued and unpaid interest, and the balance of any such payments or prepayments shall be applied to outstanding principal in the order of maturity.

         This Note is issued and delivered under and in subject to the terms and provisions of that certain Stock Purchase Agreement (the "Stock Purchase Agreement") dated of even date herewith, by and among Payee and Maker. This Note is secured by a Long-term Pledge Agreement dated October 11, 1999, executed by the undersigned in favor of the holder hereto, covering 51% of the issued and outstanding shares of capital stock of Les Produits Deli-Bon, Inc., a Quebec corporation ("Deli-Bon") more fully described in Exhibit A hereto attached hereto (the "Deli-Bon Shares"). Reference is made to the Long-term Pledge Agreement for a statement of the rights and obligations of the Payee, a description of the nature and extent of the security and the rights of the parties in respect to such security.

         Maker, and any endorser or guarantors of this Note and all other persons who may become liable for all or any part of the obligations represented by this Note, severally waive presentment for payment, protest, notice of protest and of nonpayment, notice of intention to accelerate, and notice of acceleration.

          The following shall constitute Events of Default ("Event(s) of Default"):

                  (a) default in the due and punctual payment of the principal of the Note, or any interest accrued thereon, when and as such payment shall become due and payable, whether at maturity or by acceleration or otherwise if such payment is not made within ten (10) days of written notice has been mailed by Payee to Maker; or

                  (b) default in the performance or observance of any covenant or agreement of the Company in this Note or the Long-term Pledge Agreement other than as described in


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         paragraph (a) above and the continuance of such default for a period of thirty (30) days after the Payee has sent Maker written notice specifying such default and requiring that it be remedied, provided that no such default shall be deemed to occur if such default may not be cured within thirty (30) days, if within said period the Maker has commenced and thereafter diligently and continuously pursues to cure such default, and the default is cured, in any event, within one hundred twenty (120) days; or

                  (c) the filing by the Maker of a petition instituting any state or federal insolvency, bankruptcy, reorganization, arrangement, composition, or other debtor relief proceeding; the petition of or application to any tribunal for a receiver or trustee for itself or for any substantial part of any of its property; or

                  (d) the sale or transfer of all or substantially all of the assets of Deli-Bon or Maker.

         If an Event of Default occurs, then and in any such case Payee may declare the outstanding principal amount of the Note to be due and payable immediately, upon written notice to the Maker, and, upon any such declaration, the outstanding principal amount of the Note, and the interest accrued thereon, together with all costs of collection, including reasonable attorneys' fees if collected by law or through an attorney at law, shall immediately become due and payable.

         Not withstanding anything to the contrary contained herein, no provisions of this Note shall require the payment or permit the collection of interest in excess of the maximum rate permitted by applicable law. If any interest in excess of such maximum rate is herein provided for, or shall be adjudicated to be so provided, in this Note or otherwise in connection with this transaction giving rise to the execution hereof, the provisions of this paragraph shall govern and prevail, and neither Maker nor the sureties, guarantors, successors or assigns of the Maker shall be obligated to pay the excess amount of such interest or any other excess sum paid for the use, forbearance or detention of sums loaned pursuant hereto. If for any reason interest in excess of the maximum rate of interest permitted by applicable law shall be deemed, charged, required or permitted by a court of competent jurisdiction, any such excess shall be applied as a payment and reduction of the principal of indebtedness evidenced by this Note; and, if the principal amount hereof has been paid in full, any remaining excess shall forthwith be paid to Maker.

         This note is made and is performable in Bartonville, Denton County, Texas, and Maker waives the right to be sued hereon elsewhere. This Note shall be governed by and construed in accordance with the laws of the State of Texas and the applicable laws of the United States of America.



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         IN WITNESS WHEREOF, the undersigned has executed this Note as of the
11th day of October, 1999.


                                         MAKER:

                                         FRANCOIS GRAVIL - GUY PICARD
                                         In trust for the company to be owned
                                         and operated by Francois Gravil and Guy
                                         Picard


                                         /s/ Francois Gravil
                                         ---------------------------------------
                                         Francois Gravil


                                         /s/ Guy Picard
                                         ---------------------------------------
                                         Guy Picard



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                                    EXHIBIT A

                                 DELI-BON SHARES


      Stock                      Number of Shares            Certificate Number.
      -----                      ----------------            -------------------
Common Stock                          739,500                       C-4